Report of Independent Registered Public Accounting
Firm

The Board of Directors and Shareholders
Prospector Funds, Inc.
In planning and performing our audits of the financial
statements of Prospector Funds, Inc., comprised of, the
Prospector Capital Appreciation Fund and the Prospector
Opportunity Fund (the Funds), as of and for the year
ended December 31, 2016, in accordance with the
standards of the Public Company Accounting Oversight
Board (United States), we considered the Funds internal
control over financial reporting, including controls over
safeguarding securities, as a basis for designing our
auditing procedures for the purpose of expressing our
opinion on the financial statements and to comply with
the requirements of Form N-SAR, but not for the
purpose of expressing an opinion on the effectiveness of
the Funds internal control over financial reporting.
Accordingly, we express no such opinion.
The management of the Funds is responsible for
establishing and maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to
assess the expected benefits and related costs of controls.
A funds internal control over financial reporting is a
process designed to provide reasonable assurance
regarding the reliability of financial reporting and the
preparation of financial statements for external purposes
in accordance with generally accepted accounting
principles. A funds internal control over financial
reporting includes those policies and procedures that (1)
pertain to the maintenance of records that, in reasonable
detail, accurately and fairly reflect the transactions and
dispositions of the assets of the funds; (2) provide
reasonable assurance that transactions are recorded as
necessary to permit preparation of financial statements in
accordance with generally accepted accounting
principles, and that receipts and expenditures of the
funds are being made only in accordance with
authorizations of management and directors of the funds;
and (3) provide reasonable assurance regarding
prevention or timely detection of unauthorized
acquisition, use or disposition of a funds assets that
could have a material effect on the financial statements.
Because of its inherent limitations, internal control over
financial reporting may not prevent or detect
misstatements. Also, projections of any evaluation of
effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in
conditions, or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course
of performing their assigned functions, to prevent or
detect misstatements on a timely basis. A material
weakness is a deficiency, or a combination of
deficiencies, in internal control over financial reporting,
such that there is a reasonable possibility that a material
misstatement of the funds annual statement will not be
prevented or detected on a timely basis.
Our consideration of the Funds internal control over
financial reporting was for the limited purpose described
in the first paragraph and would not necessarily disclose
all deficiencies in internal control that might be material
weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds internal
control over financial reporting and its operation,
including controls over safeguarding securities, which
we consider to be a material weakness as defined above
as of December 31, 2016.
This report is intended solely for the information and use
of management and the Board of Directors of Prospector
Funds, Inc. and the Securities and Exchange
Commission and is not intended to be and should not be
used by anyone other than these specified parties.

/s/Ernst & Young LLP

Chicago, IL
February 24, 2017